Earnings Results & Operating Information

EQUINOX
INDUSTRIOUS

THE
LANDMARK
TWO

Arizona
1299 OCEAN

THIRD QUARTER 2026

Douglas Emmett

www.douglasemmett.com

Executive Summary
Our portfolio is located in the premier coastal submarkets of Los Angeles and Honolulu. Our In-Service Portfolio includes 18.2 million square feet of Class A office properties and 4,410 apartment units. In addition, we have 1,035 apartment units in our active Development Portfolio. As a result of recent changes to state and municipal zoning, entitled residential development sites in our current portfolio can now accommodate 8,000 - 10,000 new units.

Comparative Financial Results	Quarterly
(In millions, except per share data)	Q3 2026	Q3 2025

Revenues	$261	$251
Net loss attributable to common stockholders	$(9)	$(11)
FFO per fully diluted share	$0.34	$0.34
AFFO	$47	$52
Same Property Cash NOI	$148	$153

Financial Commentary: While the macroeconomic climate remains murky and the occupancy recovery has just begun, our NOI has essentially recovered to its 2019 level, even with our office occupancy still down over 10%. Our biggest challenge is interest rates. With our average cost of debt increasing from 3% to 5%, we now spend over $135 million more on interest than we did in 2019, which alone equates nearly all of our FFO decline since 2019’s FFO high-water mark. Even if interest rates don’t moderate, we believe that rising occupancy and our residential developments under construction can drive our FFO back to its 2019 level and beyond.

Leasing: We achieved positive absorption for the fourth consecutive quarter with almost 1 million square feet of office leasing. Our strong office leasing this year has now begun translating into increased office occupancy: during the quarter, we grew office occupancy by more than a full percentage point to 76.7%, our largest quarterly gain since 2012. With our leased-to-occupied spread almost double our historical average, we have a strong backlog for future occupancy growth. Healthy office rents and low concessions helped us sign leases that were 1.8% more valuable than the expiring leases they replaced. On the multifamily side, strong demand and increasing rents kept our portfolio fully leased and drove 4.4% higher same property cash NOI compared to third quarter 2025.

Development: In Brentwood, our multi-year redevelopment of the 712-unit Landmark Residences continues in full swing. At 10900 Wilshire in Westwood, we are developing a mixed-use community featuring state-of-the-art amenities for both office and residential users.
Debt: During the third quarter we refinanced an office loan for $366 million with new non-recourse four year debt, effectively fixed for three years at 6.24% per annum. Despite a challenging loan market, we have successfully refinanced $1.2 billion of loans over the last nine months. See page 12.
Balance Sheet & Dividends: At quarter end, we had cash and cash equivalents of $311 million. On October 15, 2026, we paid a quarterly cash dividend of $0.19 per common share, or $0.76 per common share on an annualized basis.
Guidance: We expect our 2026 Net Loss Per Common Share - Diluted to be between $(0.20) and $(0.16), and FFO per fully diluted share to be between $1.39 and $1.43.

Our guidance does not include the impact of future property acquisitions or dispositions, common stock sales or repurchases, financings, property damage insurance recoveries, impairment charges or other possible capital markets activities. See page 22.

NOTE: See the non-GAAP reconciliations for FFO & AFFO on page 8 and same property NOI on page 10.
See the "Definitions" section for definitions of certain terms used in this Earnings Package.
1

Forward Looking Statements (FLS)
This Third Quarter 2026 Earnings Results and Operating Information, which we refer to as our Earnings Package (EP), supplements the information provided in our reports filed with the Securities and Exchange Commission (SEC).  It contains FLS within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and we claim the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements related to the expectations regarding the performance of our business, financial results, liquidity and capital resources and other non-historical statements. In some cases, these FLS can be identified by the use of words such as “expect,” "potential,” “continue,” “may,” “will,” “should,” “could,” “seek,” “project,” “intend,” “plan,” “estimate,” "anticipate,” or the negative version of these words or other similar words which are predictions of or indicate future events or trends and which do not relate solely to historical matters. FLS presented in this EP, and those that we may make orally or in writing from time to time, are based on our beliefs and assumptions.  Our actual results will be affected by known and unknown risks, trends, uncertainties and factors, some of which are beyond our control or ability to predict, including, but not limited to: adverse economic, political or real estate developments affecting Southern California or Honolulu, Hawaii; competition from other real estate investors in our markets; decreased rental rates or increased tenant incentives and vacancy rates; reduced demand for office space, including as a result of remote work and flexible working arrangements that allow work from remote locations other than the employer’s office premises; defaults on, early terminations of, or non-renewal of leases by tenants; elevated or increasing interest rates; increases in operating and construction costs, including due to inflation and actual or potential tariffs or trade disruptions; insufficient cash flows to service our debt or pay rent on ground leases; difficulties in raising capital; inability to liquidate real estate or other investments quickly; difficulties in acquiring properties; failure to successfully operate properties; failure to maintain our REIT status; adverse changes in rent control laws and regulations; environmental uncertainties; natural disasters; fire and other property damage; insufficient insurance or increases in insurance costs; inability to successfully expand into new markets or submarkets; risks associated with property development; conflicts of interest with our officers; reliance on key personnel; changes in zoning and other land use laws; adverse changes to tax laws, including those related to property taxes; possible terrorist attacks or wars; and other risks and uncertainties detailed in our Annual Report on Form 10-K for 2025, and other documents filed with the SEC. Although we believe that our assumptions underlying our FLS are reasonable, they are made only as of the date of this EP and are not guarantees of future performance, and some will inevitably prove to be incorrect.  As a result, our actual future results can be expected to differ from our expectations, and those differences could be material.  Accordingly, please use caution in relying on any FLS in this EP to anticipate future results or trends. This EP and all subsequent written and oral FLS attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our FLS except as required by law.
2

Company Overview
Corporate Data
as of September 30, 2026

	In-Service Portfolio	Development Portfolio	Total
Office Portfolio
Number of Properties	75	—	75
Rentable square feet	18,249,460	—	18,249,460
Multifamily Portfolio
Number of Properties	13	2	15
Number of Units	4,410	1,035	5,445

In-Service Portfolio Leasing Statistics

Office Portfolio
Leased Rate	80.4%
Net Absorption	0.1%
Occupancy Rate	76.7%
Multifamily Portfolio Leased Rate	99.4%

Market Capitalization (in thousands, except price per share)

Fully Diluted Shares outstanding as of September 30, 2026	207,060
Common stock closing price per share (NYSE:DEI)	$9.58
Equity Capitalization	$1,983,640

Net Debt (in thousands)

	Consolidated	Our Share(1)

Debt principal	$5,774,650	$4,680,871
Less: cash and cash equivalents	(311,119)	(207,531)
Net Debt	$5,463,531	$4,473,340

Leverage Ratio (in thousands, except percentage)

Pro Forma Enterprise Value	$6,456,980
Our Share of Net Debt to Pro Forma Enterprise Value	69%

AFFO Payout Ratio(2)

Three months ended September 30, 2026	84.5%

_______________________________________________
(1)    See page 12 for a reconciliation of consolidated debt principal and our share of debt principal to consolidated debt on our balance sheet. Our share of cash and cash equivalents is calculated starting with our consolidated cash and cash equivalents of $311.1 million and then deducting our JV partners' share of the consolidated cash and cash equivalents of $103.6 million.
(2)    AFFO Payout Ratio based on $0.19 dividend payable to shareholders of record as of September 30, 2026.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Company Overview

Property Map
as of September 30, 2026

Los Angeles · Westside
57 office properties
11 residential properties
Los Angeles · Valley
16 office properties
Warner Center
Woodland Hills
Encino
Sherman Oaks
Burbank
Glendale
Hollywood Burbank Airport
SANTA MONICA MOUNTAINS
Bel-Air
West Hollywood
Hollywood
Dodger Stadium
Beverly Hills
UCLA
Westwood
Brentwood
Malibu
Pacific Palisades
Century City
Mid-Wilshire
Santa Monica
Olympic Corridor
Culver City
Downtown Los Angeles
USC
PACIFIC OCEAN
Venice
Playa Vista
Los Angeles International Airport (LAX)
405
101
170
134
5
2
10
110

Honolulu
2 office properties
4 residential properties
OAHU
Pearl Harbor
Honolulu
Honolulu International Airport
Downtown
Waikiki
PACIFIC OCEAN
H1
H3
MAP © 2024 CARTIFACT
DATA © OSM CONTRIBUTORS

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Company Overview

Board of Directors and Executive Officers
as of September 30, 2026

BOARD OF DIRECTORS
__________________________________________________________________________________________________________________________________

Jordan L. Kaplan	Our Chairman of the Board and Chief Executive Officer
Kenneth M. Panzer	Our President and Chief Operating Officer
Andrew P. Cohen	Global Co-Chairman of Gensler
Dorene C. Dominguez	Chairwoman and CEO of Vanir Group of Companies
Virginia A. McFerran	Technology and Data Science Advisor
Thomas E. O’Hern	Former CEO of The Macerich Company
William E. Simon, Jr.	Partner Emeritus, Simon Quick Advisors
Shirley Wang	Founder and CEO, Plastpro Inc.

EXECUTIVE OFFICERS
__________________________________________________________________________________________________________________________________

Jordan L. Kaplan	Chairman of the Board and Chief Executive Officer
Kenneth M. Panzer	President and Chief Operating Officer
Peter D. Seymour	Chief Financial Officer
Kevin A. Crummy	Chief Investment Officer
Michele L. Aronson	Executive Vice President, General Counsel and Secretary

CORPORATE OFFICE
1299 Ocean Avenue, Suite 1000, Santa Monica, California 90401
Phone: (310) 255-7700

For more information, please visit our website at www.douglasemmett.com or contact:
Stuart McElhinney, Vice President, Investor Relations
(310) 255-7751
smcelhinney@douglasemmett.com
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Financial Results

Consolidated Balance Sheets
(Unaudited; In thousands)

	September 30, 2026	December 31, 2025
Assets
Investment in real estate, gross	$13,268,527	$12,798,047
Less: accumulated depreciation and amortization	(4,285,365)	(4,054,696)
Investment in real estate, net	8,983,162	8,743,351
Ground lease right-of-use asset	7,421	7,428
Cash and cash equivalents	311,119	340,789
Tenant receivables	2,483	1,990
Deferred rent receivables	134,183	123,619
Acquired lease intangible assets, net	8,531	4,731
Interest rate contract assets	65,127	22,310
Other assets	61,704	43,963
Total assets	$9,573,730	$9,288,181

Liabilities
Secured notes payable, net	$5,729,491	$5,548,870
Ground lease liability	10,797	10,808
Interest payable, accounts payable and deferred revenue	223,073	139,959
Security deposits	71,213	67,069
Acquired lease intangible liabilities, net	10,773	8,276
Interest rate contract liabilities	—	6,437
Dividends payable	31,842	31,831
Total liabilities	6,077,189	5,813,250

Equity
Douglas Emmett, Inc. stockholders' equity:
Common stock	1,675	1,675
Additional paid-in capital	3,397,529	3,396,820
Accumulated other comprehensive income	41,700	11,452
Accumulated deficit	(1,614,827)	(1,505,390)
Total Douglas Emmett, Inc. stockholders' equity	1,826,077	1,904,557
Noncontrolling interests	1,670,464	1,570,374
Total equity	3,496,541	3,474,931
Total liabilities and equity	$9,573,730	$9,288,181

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Financial Results

Consolidated Operating Results
(Unaudited; In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenues
Office rental
Rental revenues and tenant recoveries(1)	$178,289	$171,402	$521,349	$516,840
Parking and other income	31,981	29,657	95,475	89,126
Total office revenues	210,270	201,059	616,824	605,966

Multifamily rental
Rental revenues	45,854	45,223	137,903	135,789
Parking and other income	4,740	4,298	13,644	12,794
Total multifamily revenues	50,594	49,521	151,547	148,583

Total revenues	260,864	250,580	768,371	754,549

Operating Expenses
Office expenses	83,475	74,065	235,548	223,677
Multifamily expenses	17,204	17,117	50,590	49,902
General and administrative expenses	11,932	10,773	37,990	34,514
Depreciation and amortization	100,906	101,203	297,610	300,762
Total operating expenses	213,517	203,158	621,738	608,855

Other income	3,822	4,359	9,862	14,070
Other expenses	(21)	(167)	(101)	(433)
Interest expense	(72,848)	(72,809)	(205,644)	(198,222)
Gain from consolidation of JV	—	—	—	47,212
Net (loss) income	(21,700)	(21,195)	(49,250)	8,321
Net loss attributable to noncontrolling interests	12,915	10,341	35,286	14,790
Net (loss) income attributable to common stockholders	$(8,785)	$(10,854)	$(13,964)	$23,111

Net (loss) income per common share - basic and diluted	$(0.05)	$(0.07)	$(0.09)	$0.13

Dividends declared per common share	$0.19	$0.19	$0.57	$0.57

Weighted average shares of common stock outstanding - basic and diluted	167,497	167,446	167,483	167,445
______________________________________________________
(1)Rental revenues and tenant recoveries include tenant recoveries for the following periods:
•$17.8 million and $13.2 million for the three months ended September 30, 2026 and 2025, respectively, and
•$47.6 million and $38.3 million for the nine months ended September 30, 2026 and 2025, respectively.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Financial Results
Funds From Operations & Adjusted Funds From Operations(1)
(Unaudited; in thousands, except per share data)

The table below presents a reconciliation of Net (loss) income attributable to common stockholders to Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Funds From Operations (FFO)
Net (loss) income attributable to common stockholders	$(8,785)	$(10,854)	$(13,964)	$23,111
Depreciation and amortization of real estate assets	100,906	101,203	297,610	300,762
Net loss attributable to noncontrolling interests	(12,915)	(10,341)	(35,286)	(14,790)
Adjustments attributable to consolidated JVs(2)	(9,575)	(11,467)	(26,478)	(37,795)
Gain from consolidation of JV	—	—	—	(47,212)
FFO	$69,631	$68,541	$221,882	$224,076

Adjusted Funds From Operations (AFFO)
FFO	$69,631	$68,541	$221,882	$224,076
Straight-line rent	(4,493)	(1,774)	(10,564)	(4,565)
Net accretion of acquired above- and below-market leases	(329)	(1,060)	(1,998)	(3,682)
Loan costs, loan premium amortization and swap amortization	4,737	5,770	14,160	13,433
Recurring capital expenditures, tenant improvements and capitalized leasing expenses(3)	(30,601)	(28,267)	(96,963)	(84,580)
Non-cash compensation expense	5,324	5,239	16,297	16,088
Adjustments attributable to consolidated JVs(2)	2,497	3,510	8,933	8,006
AFFO	$46,766	$51,959	$151,747	$168,776

Weighted average shares of common stock outstanding - diluted	167,497	167,446	167,483	167,445
Weighted average units in our operating partnership outstanding	39,617	36,720	39,341	36,556
Weighted average fully diluted shares outstanding	207,114	204,166	206,824	204,001

Net (loss) income per common share - basic and diluted	$(0.05)	$(0.07)	$(0.09)	$0.13
FFO per share - fully diluted	$0.34	$0.34	$1.07	$1.10
Dividends paid per share(4)	$0.19	$0.19	$0.57	$0.57
__________________________________________________________
(1)Presents our FFO and AFFO, including our share of our consolidated JVs attributable to our common stockholders and noncontrolling interests in our Operating Partnership.
(2)Adjustments reflect our share of the noncontrolling interests in our consolidated JVs.
(3)Under GAAP lease accounting rules, we expense non-incremental leasing expenses (leasing expenses not directly related to the signing of a lease) and capitalize incremental leasing expenses. Since non-incremental leasing expenses are included in the calculation of net (loss) income attributable to common stockholders and FFO, the capitalized leasing expenses adjustment to AFFO only includes incremental leasing expenses.
(4)Reflects dividends paid within the respective periods.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Financial Results

Same Property Statistics & Net Operating Income (NOI)(1)
(Unaudited; in thousands, except statistics)

	As of September 30,
	2026	2025
Office Statistics
Number of properties	69	69
Rentable square feet (in thousands)	17,547	17,526
Ending % leased	80.7%	79.8%
Ending % occupied	77.4%	77.5%
Quarterly average % occupied	77.3%	77.8%

Multifamily Statistics
Number of properties	13	13
Number of units	4,410	4,410
Ending % leased	99.4%	98.8%

	Three Months Ended September 30,		% Favorable
	2026	2025	(Unfavorable)
Net Operating Income (NOI)
Office revenues	$199,006	$196,600	1.2%
Office expenses	(80,070)	(72,955)	(9.8)%
Office NOI	118,936	123,645	(3.8)%

Multifamily revenues	50,136	49,049	2.2%
Multifamily expenses	(17,088)	(16,910)	(1.1)%
Multifamily NOI	33,048	32,139	2.8%

Total NOI	$151,984	$155,784	(2.4)%

Cash Net Operating Income (NOI)
Office cash revenues	$195,493	$194,486	0.5%
Office cash expenses	(80,070)	(72,955)	(9.8)%
Office cash NOI	115,423	121,531	(5.0)%

Multifamily cash revenues	50,131	48,546	3.3%
Multifamily cash expenses	(17,088)	(16,910)	(1.1)%
Multifamily cash NOI	33,043	31,636	4.4%

Total Cash NOI	$148,466	$153,167	(3.1)%

_________________________________________________
(1) The amounts presented include 100% (not our pro-rata share). See page 10 for a reconciliation of net loss attributable to common stockholders to these non-GAAP measures.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Financial Results

Same Property NOI Reconciliation
(Unaudited and in thousands)

The tables below present a reconciliation of Net loss attributable to common stockholders to NOI and Same Property NOI:

	Three Months Ended September 30,
	2026	2025

Net loss attributable to common stockholders	$(8,785)	$(10,854)
Net loss attributable to noncontrolling interests	(12,915)	(10,341)
Net loss	(21,700)	(21,195)
General and administrative expenses	11,932	10,773
Depreciation and amortization	100,906	101,203
Other income	(3,822)	(4,359)
Other expenses	21	167
Interest expense	72,848	72,809
NOI	$160,185	$159,398

Same Property NOI by Segment

Same property office cash revenues	$195,493	$194,486
Non-cash adjustments per definition of NOI	3,513	2,114
Same property office revenues	199,006	196,600
Same property office cash expenses	(80,070)	(72,955)
Same Property Office NOI	118,936	123,645

Same property multifamily cash revenues	50,131	48,546
Non-cash adjustments per definition of NOI	5	503
Same property multifamily revenues	50,136	49,049
Same property multifamily cash expenses	(17,088)	(16,910)
Same Property Multifamily NOI	33,048	32,139

Same Property NOI	151,984	155,784
Non-comparable office revenues	11,264	4,459
Non-comparable office expenses	(3,405)	(1,110)
Non-comparable multifamily revenues	458	472
Non-comparable multifamily expenses	(116)	(207)
NOI	$160,185	$159,398

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Financial Results

Financial Data for Wholly-Owned Properties and Consolidated JVs
(Unaudited, in thousands)

	Three Months Ended September 30, 2026

	Wholly-Owned Properties	Consolidated JVs(1)

Revenues	$188,378	$72,486
Office and multifamily operating expenses	$72,315	$28,364
Straight-line rent	$3,091	$1,402
Above/below-market lease revenue	$128	$201
Cash NOI attributable to outside interests(2)	$—	$22,668
Our share of cash NOI(3)	$112,844	$19,851

	Nine Months Ended September 30, 2026

	Wholly-Owned Properties	Consolidated JVs(1)

Revenues	$558,338	$210,033
Office and multifamily operating expenses	$205,798	$80,340
Straight-line rent	$7,964	$2,600
Above/below-market lease revenue	$414	$1,584
Cash NOI attributable to outside interests(2)	$—	$64,987
Our share of cash NOI(3)	$344,162	$60,522
______________________________________________________
(1)    Represents stand-alone financial data (with property management fees excluded from operating expenses as a consolidating entry) for seven consolidated JVs that we manage. We own a weighted average interest of approximately 45% (based on square footage) in these seven JVs, which owned a combined twenty-three Class A office properties totaling 4.8 million square feet and three residential properties with 793 apartments in our regions. We are entitled to (i) distributions based on invested capital, (ii) fees for property management and other services, (iii) reimbursement of certain acquisition-related expenses and certain other costs, (iv) additional distributions based on Cash NOI or invested capital and (v) a carried interest for certain JVs if the investors’ distributions exceed a hurdle rate.
(2)    Represents the share of Cash NOI allocable to interests other than our Fully Diluted Shares.
(3)    Represents the share of Cash NOI allocable to our Fully Diluted Shares.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Financial Results

Loans (As of September 30 2026, unaudited and in thousands)

	Maturity Date		Principal Balance	Our Share	Effective Rate	Swap Maturity Date

Consolidated Wholly-Owned Subsidiary Loans	5/18/2028		$300,000	$300,000	SOFR+1.51%	N/A
	1/1/2029		300,000	300,000	2.66%	1/1/2027
	4/1/2030		127,200	127,200	4.99%	N/A
	5/14/2030		400,000	400,000	6.15%	6/1/2029
	6/30/2030		415,000	415,000	6.18%	7/1/2029
	8/13/2030	(1)	366,000	366,000	6.24%	9/1/2029
	9/1/2030	(2)	941,477	941,477	4.80%	N/A
	12/10/2030	(3)	120,164	120,164	5.80% / SOFR+2.45%	1/1/2030
	3/3/2032	(4)	335,000	335,000	4.57%	N/A
	7/29/2032		200,000	200,000	5.60%	8/1/2030
	8/1/2033	(5)	350,000	350,000	3.65%	6/1/2027
	6/1/2038	(6)	25,059	25,059	4.55%	N/A
	Subtotal		3,879,900	3,879,900
Consolidated JV Loans	5/15/2027		380,000	338,200	SOFR+1.45%	N/A
	8/19/2028		565,000	169,500	4.79%	12/5/2027
	9/14/2028	(7)	98,000	72,503	2.19%	10/1/2026
	12/11/2028	(8)	325,000	65,000	6.36%	1/5/2028
	4/26/2029	(9)	175,000	96,250	SOFR+1.25%	N/A
	6/1/2029		160,000	32,000	3.25%	7/1/2027
	1/9/2030	(10)	61,750	10,189	6.00%	N/A
	4/13/2031		130,000	17,329	5.26%	5/1/2030
Total Consolidated Loans		(11)	$5,774,650	$4,680,871

Except as noted below, our loans: (i) are non-recourse, (ii) secured by separate collateral pools consisting of one or more properties and other collateral, (iii) require interest-only monthly payments with the outstanding principal due at maturity, and (iv) contain certain financial covenants which could require us to deposit excess cash flow with the lender under certain circumstances unless we (at our option) either provide a guarantee or additional collateral or pay down the loan within certain parameters set forth in the loan documents. Certain loans with maturity date extension options require us to meet minimum financial thresholds in order to exercise those extension options. Effective rates include the effect of interest rate swaps and exclude the effect of points and prepaid loan fees. Maturity dates include the effect of extension options.
(1)During August 2026, we refinanced the loan at a floating interest rate of SOFR + 2.25%, which we have swapped to a fixed rate of 6.24% effective September 1, 2026 through September 1, 2029.
(2)Comprised of eight loans with the same terms.
(3)Balance represents borrowing on the construction loan which provides up to $375 million, including interest, for redevelopment of our Landmark Residences project in Brentwood. As of September 30, 2026, accreting swaps, which expire on January 1, 2030, effectively fix 96% of the loan at an interest rate of 5.80% with the remainder of the loan floating at SOFR + 2.45%.
(4)The loan includes a revolving credit facility of $12.5 million, which accrues interest at 5.5%. As of September 30, 2026, there was no outstanding balance on the revolving credit facility.
(5)$380 million of swaps were previously associated with other debt that we paid off in August 2025. They continue to hedge our remaining floating rate debt. For purposes of this table we have applied $350.0 million to this loan and the remaining $30.0 million has been applied to our pool of other floating rate debt.
(6)The loan requires monthly payments of principal and interest based upon a 30-year principal amortization schedule.
(7)In September 2026, the JV made a $17.0 million loan principal payment.
(8)The loan requires monthly payments of principal and interest for twelve months commencing on January 5, 2028 based upon a 25-year principal amortization schedule.
(9)A portion of this loan is guaranteed.
(10)The interest rate is fixed at 6% until July 8, 2027 and then increases to 6.25% for the remaining term of the loan.
(11)Our debt on the balance sheet of $5.73 billion is calculated by adding $1.5 million of unamortized loan premium/discount and deducting $46.7 million of unamortized deferred loan costs from our total consolidated loans of $5.77 billion.
(12)The statistics below include the impact of $30.0 million of swaps (maturing June 1, 2027) that are not assigned to loans in the table above:

Statistics for consolidated loans with interest fixed under the terms of the loan or a swap

Principal balance (In thousands)	$4,962,282
Weighted average remaining life (including extension options)	3.8 years
Weighted average remaining fixed interest period	2.6 years
Weighted average annual interest rate	5.04%

NOTE: See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Portfolio Data

Office Portfolio Summary
Office Portfolio as of September 30, 2026
We divide our office portfolio into three regions: the Westside and San Fernando Valley regions of Los Angeles, California and Honolulu, Hawaii.

Region	Westside	Valley	Honolulu	Total / Weighted Average

Number of Office Properties	57	16	2	75
Our Rentable Square Feet	10,267,848	6,790,777	1,190,835	18,249,460
Region Rentable Square Feet (1)	39,049,972	22,669,385	5,370,000	67,089,357
Our Market Share(2)	37.2%	45.4%	22.2%	39.3%
Our Percent Leased	81.0%	77.0%	94.8%	80.4%
Our Annualized Rent	$461,684,952	$173,934,808	$41,593,034	$677,212,794
Annualized Rent Per Leased Square Foot (3)	$59.20	$35.39	$38.43	$49.09
Monthly Rent Per Leased Square Foot (3)	$4.93	$2.95	$3.20	$4.09

____________________________________________________________
(1)    The rentable square feet in each region is based on the Rentable Square Feet as reported in the 2026 third quarter CBRE Marketview report for our submarkets in that region.
(2)    Our market share is calculated by dividing our Rentable Square Feet by the applicable Region's Rentable Square Feet, weighted in the case of averages based on the square feet of exposure to our submarkets in each region. In calculating market share, we adjusted the rentable square footage by: (i) removing 62,000 rentable square feet for an office building in Honolulu that we are converting to residential apartments from both our rentable square footage and that of the region, and (ii) to add a 218,000 square foot property located just outside the Beverly Hills city limits to both the numerator and the denominator.
(3) Does not include signed leases not yet commenced, which are included in percent leased but excluded from Annualized Rent.

Recurring Office Capital Expenditures per Rentable Square Foot
Three months ended September 30, 2026	$0.05
Nine months ended September 30, 2026	$0.15

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Portfolio Data

Office Lease Diversification
Office Portfolio as of September 30, 2026

Portfolio Tenant Size
	Median	Average

Square feet	2,400	4,900

	Office Leases		Rentable Square Feet		Annualized Rent
Square Feet Under Lease	Number	Percent	Amount	Percent	Amount	Percent

2,500 or less	1,485	52.6%	2,125,865	15.4%	$102,190,939	15.1%
2,501-10,000	1,029	36.5	4,966,444	36.0	239,066,509	35.3
10,001-20,000	196	7.0	2,700,819	19.6	129,945,092	19.2
20,001-40,000	83	2.9	2,183,425	15.8	104,983,546	15.5
40,001-100,000	27	1.0	1,563,069	11.3	82,645,636	12.2
Greater than 100,000	1	—	256,734	1.9	18,381,072	2.7
Total for all leases	2,821	100.0%	13,796,356	100.0%	$677,212,794	100.0%

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Portfolio Data

Largest Office Tenants
Office Portfolio as of September 30, 2026

Tenants paying 1% or more of our aggregate Annualized Rent:

Tenant	Number of Leases	Number of Properties	Lease Expiration(1)	Total Leased Square Feet	Percent of Rentable Square Feet	Annualized Rent	Percent of Annualized Rent

William Morris Endeavor(2)	1	1	2037	256,734	1.4%	$18,381,072	2.7%
Equinox Fitness(3)	7	6	2035-2048	225,511	1.2	13,629,667	2.0
Morgan Stanley(4)	5	5	2027-2033	141,449	0.8	11,314,403	1.7
UCLA(5)	14	9	2026-2033	156,013	0.9	8,985,013	1.3
NKSFB	2	2	2030	135,066	0.7	7,150,417	1.1
Total	29	23		914,773	5.0%	$59,460,572	8.8%

______________________________________________________
(1)    Expiration dates are per lease (expiration dates do not reflect storage and similar leases).
(2)    Tenant has the option to terminate its lease in 2033.
(3)    Square footage (rounded) expires as follows: 46,000 square feet in 2035, 31,000 square feet in 2037, 74,000 square feet in 2038, 34,000 square feet in 2044, and 40,000 square feet in 2048.
(4)    Square footage (rounded) expires as follows: 65,000 square feet in 2027, 26,000 square feet in 2028, 26,000 square feet in 2030, 12,000 square feet in 2032, and 12,000 square feet in 2033.
(5)    Square footage (rounded) expires as follows: 1 leases totaling 5,000 square feet in 2026; 4 leases totaling 27,000 square feet in 2028, 3 leases totaling 75,000 square feet in 2029; 2 leases totaling 16,000 square feet in 2030, 1 lease totaling 18,000 square feet in 2031, 1 lease totaling 1,000 square feet in 2032, and 2 leases totaling 14,000 square feet in 2033.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Portfolio Data
Office Industry Diversification
Office Portfolio as of September 30, 2026

Percentage of Annualized Rent by Tenant Industry

Financial Services
15.8%
Real Estate
13.3%
Legal
19.6%
Health Services
12.0%
Advertising 0.9%
Other 0.9%
Manufacturing & Distribution 1.2%
Educational Services 2.0%
Public Administration 2.8%
Insurance 2.8%
Technology 4.2%
Retail 6.6%
Accounting & Consulting 8.8%
Entertainment 9.1%

Industry	Number of Leases	Annualized Rent as a Percent of Total

Legal	605	19.6%
Financial Services	377	15.8
Real Estate	321	13.3
Health Services	504	12.0
Entertainment	127	9.1
Accounting & Consulting	307	8.8
Retail	171	6.6
Technology	83	4.2
Insurance	84	2.8
Public Administration	72	2.8
Educational Services	37	2.0
Manufacturing & Distribution	52	1.2
Other	51	0.9
Advertising	30	0.9
Total	2,821	100.0%

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Portfolio Data

Office Lease Expirations
Office Portfolio as of September 30, 2026
(1)    Average of the percentage of leases expiring at September 30, 2023, 2024, and 2025 with the same remaining duration as the leases for the labeled year had at September 30, 2026. Acquisitions are included in the comparable average commencing in the quarter after the acquisition.

Year of Lease Expiration	Number of Leases	Rentable Square Feet	Expiring Square Feet as a Percent of Total	Annualized Rent at September 30, 2026	Annualized Rent as a Percent of Total	Annualized Rent Per Leased Square Foot(1)	Annualized Rent Per Leased Square Foot at Expiration(2)

Short Term Leases	68	223,095	1.2%	$10,105,109	1.6%	$45.30	$45.34
2026	102	336,404	1.8	14,412,228	2.1	42.84	43.06
2027	608	2,003,743	11.0	92,341,911	13.6	46.08	47.26
2028	575	2,339,205	12.8	112,837,590	16.7	48.24	50.95
2029	482	1,984,053	10.9	88,661,598	13.1	44.69	48.39
2030	293	1,623,824	8.9	80,753,570	11.9	49.73	55.40
2031	256	1,287,576	7.1	60,491,495	8.9	46.98	54.12
2032	144	1,039,376	5.7	56,495,828	8.3	54.36	59.93
2033	93	698,074	3.8	37,577,574	5.5	53.83	65.13
2034	54	444,280	2.4	24,181,144	3.6	54.43	67.27
2035	42	369,534	2.0	19,593,768	2.9	53.02	68.86
Thereafter	104	1,447,192	8.0	79,760,979	11.8	55.11	76.23
Subtotal/weighted average	2,821	13,796,356	75.6%	$677,212,794	100.0%	$49.09	$55.63
Signed leases not commenced		675,771	3.7
Available		3,578,876	19.6
Building management use		123,520	0.7
BOMA adjustment(3)		74,937	0.4
Total/weighted average	2,821	18,249,460	100.0%	$677,212,794	100.0%	$49.09	$55.63

___________________________________________________
(1)Represents Annualized Rent at September 30, 2026 divided by leased square feet.
(2)Represents Annualized Rent at expiration divided by leased square feet.
(3)Represents the square footage adjustments for leases that do not reflect BOMA remeasurement.
NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Portfolio Data

Office Lease Expirations - Next Four Quarters
Office Portfolio as of September 30, 2026

	Q4 2026	Q1 2027	Q2 2027	Q3 2027	Next Twelve Months

Los Angeles
Westside	163,296	143,538	339,008	272,093	917,935
Valley	162,780	126,704	169,565	263,604	722,653
Honolulu	10,328	25,884	14,028	11,570	61,810
Expiring Square Feet(1)	336,404	296,126	522,601	547,267	1,702,398

Percentage of Portfolio	1.8%	1.6%	2.9%	3.0%	9.3%

Los Angeles
Westside	$52.46	$49.36	$52.37	$52.98	$52.10
Valley	$33.59	$30.47	$35.56	$38.00	$35.11
Honolulu	$43.52	$39.99	$33.66	$40.31	$39.20
Expiring Rent per Square Foot(2)	$43.06	$40.46	$46.41	$45.49	$44.42

________________________________________________________
(1)Includes leases with an expiration date in the applicable period where the space had not been re-leased as of September 30, 2026, other than 223,095 square feet of Short-Term Leases.
(2)Fluctuations in this number primarily reflect the mix of buildings/regions involved, as well as the varying terms and square footage of the individual leases expiring. As a result, the data in this table should only be extrapolated with caution.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Portfolio Data

Office Leasing Activity
Office Portfolio for the Three Months ended September 30, 2026

Office Leases Signed During Quarter	Number of Leases	Rentable Square Feet	Weighted Average Lease Term (months)[1]

New leases	82	271,750	69
Renewal leases	142	724,783	67
All leases	224	996,533	67

Change in Rental Rates for Office Leases Executed during the Quarter(2)

	Expiring Rate	New/Renewal Rate	Percentage Change

Cash Rent	$51.02	$46.31	(9.2)%
Straight-line Rent	$46.87	$47.71	1.8%

Average Office Lease Transaction Costs (3)

	Lease Transaction Costs per SF	Lease Transaction Costs per Annum

New leases signed during the quarter	$36.51	$6.95
Renewal leases signed during the quarter	$22.63	$4.67
All leases signed during the quarter	$26.04	$5.26

________________________________________________________________
(1)Average renewal lease term exclude leases with a term of twelve months or less.
(2)Represents the average annual initial stabilized cash and straight-line rents per square foot on new and renewed leases signed during the quarter compared to the prior leases for the same space. Excludes leases with a term of twelve months or less, leases where the prior lease was terminated more than a year before signing of the new lease, leases for tenants relocated at the landlord's request, leases in acquired buildings where we believe the information about the prior agreement is incomplete or where we believe the base rent reflects other off-market inducements to the tenant, and other non-comparable leases, such as retail leases.
(3)Reflects the weighted average leasing commissions and tenant improvement allowances divided by the weighted average number of years for the leases. Excludes leases substantially negotiated by the seller in the case of acquired properties, leases for tenants relocated at the landlord's request, and non-comparable leases, such as retail leases.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Portfolio Data

Multifamily Portfolio Summary
In-Service Multifamily Portfolio as of September 30, 2026

We divide our In-Service multifamily portfolio into three regions: Santa Monica, West Los Angeles and Honolulu, Hawaii.

Annualized Rent by Region

Region	Number of Properties	Number of Units	Units as a Percent of Total

Santa Monica	3	940	21%
West Los Angeles	6	964	22%
Honolulu	4	2,506	57%
Total	13	4,410	100%

Region	Percent Leased	Annualized Rent(1)	Monthly Rent Per Leased Unit

Santa Monica	99.6%	$53,321,508	$4,752
West Los Angeles	98.8%	56,411,496	4,948
Honolulu	99.6%	74,802,396	2,502
Total / Weighted Average	99.4%	$184,535,400	$3,514

Recurring Multifamily Capital Expenditures per Unit (1)

Three months ended September 30, 2026	$213
Nine months ended September 30, 2026	$599

________________________________________________________________
(1)     The multifamily portfolio also includes (i) 72,613 square feet consisting of ancillary retail space at three properties and the remaining office space at a building undergoing conversion from office to residential and (ii) 712 apartment units at Barrington Plaza which is undergoing redevelopment. These items are not included in this table.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Portfolio Data

Development Portfolio Summary

The Landmark Residences, Brentwood, California

The Landmark Residences is a 712-unit apartment community in Brentwood, across from our Landmark Los Angeles apartments.
This is a phased redevelopment of all three towers to comply with city fire life safety directives. We estimate construction will take several years and cost approximately $400 million.
The property also includes a potential residential development site at the corner of Wilshire Blvd. and Barrington Ave.

Rendering of three redeveloped towers at The Landmark Residences with a new amenity deck.
10900 Wilshire, Westwood, California

At 10900 Wilshire, we are developing a mixed-use community featuring state-of-the-art amenities for both office and residential users. As we did with our Bishop Place conversion in Honolulu, conversion of vacant office floors will occur in the event they become available. There is no predetermined residential to office ratio.
We expect the total project cost to be approximately $200 million to $250 million. If we were to convert all the floors to apartments, the project would add as many as 323 new apartment units.

Conceptual mixed use building at 10900 Wilshire Blvd.

All figures are estimates, as development in our markets is long and complex and subject to inherent uncertainties.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Guidance

2026 Guidance

Metric	Per Share
Net loss per common share - diluted	$(0.20) to $(0.16)
FFO per share - fully diluted	$1.39 to $1.43

Assumptions
(Occupancy & Leased Rate ranges pertain to our In-Service Portfolio)

Metric	Assumption Range	Compared to Prior Assumption
Average Office Occupancy	75.5% to 76.5%	Narrowed
Residential Leased Rate	Essentially fully leased	Unchanged
Same Property Cash NOI	-2.5% to -0.5%	Unchanged
Above/Below Market Net Revenue	$1 to $5 million	Unchanged
Straight-line Revenue	$14 to $18 million	Unchanged
General and Administrative Expenses	$52 to $56 million	Unchanged
Interest Expense	$275 to $285 million	Unchanged
Weighted average fully diluted shares outstanding	207 million	Unchanged

Except as disclosed, our guidance does not include the impact of future property acquisitions or dispositions, common stock sales or repurchases, financings, property damage insurance recoveries, impairment charges or other possible capital markets activities.
The guidance and representative assumptions on this page are forward looking statements, subject to the safe harbor contained at the beginning of this Earnings Package, and reflect our views of current and future market conditions. Ranges represent a set of likely assumptions, but actual results could fall outside the ranges presented. Only a few of our assumptions underlying our guidance are disclosed above, and our actual results will be affected by known and unknown risks, trends, uncertainties and other factors, some of which are beyond our control or ability to predict. Although we believe that the assumptions underlying our guidance are reasonable, they are not guarantees of future performance and some of them will inevitably prove to be incorrect.  As a result, our actual future results can be expected to differ from our expectations, and those differences could be material. See page 23 for a reconciliation of our Non-GAAP guidance.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Guidance

Reconciliation of 2026 Non-GAAP Guidance(1)
(Unaudited; in millions, except per share amounts)

Reconciliation of our guided Net loss per common share - diluted to FFO per share - fully diluted:

Reconciliation of net loss attributable to common stockholders to FFO	Low	High

Net loss attributable to common stockholders	$(32.7)	$(26.0)
Adjustments for depreciation and amortization of real estate assets	410.0	400.0
Adjustments for noncontrolling interests and consolidated JVs	(89.6)	(78.0)
FFO	$287.7	$296.0

Weighted average fully diluted shares outstanding	High	Low

Weighted average shares of common stock outstanding - diluted	167.5	167.5
Weighted average units in our operating partnership outstanding	39.5	39.5
Weighted average fully diluted shares outstanding	207.0	207.0

Per share	Low	High

Net loss per common share - diluted	$(0.20)	$(0.16)
FFO per share - fully diluted	$1.39	$1.43
_____________________________________________
(1) Our guidance does not include the impact of future property acquisitions or dispositions, common stock sales or repurchases, financings, property damage insurance recoveries, if any, or other possible capital markets activities or impairment charges. The reconciliation should be used as an example only, with the numbers presented only as representative assumptions. Ranges represent a set of likely assumptions, but actual results could fall outside the ranges presented.

All assumptions are forward looking statements, subject to the safe harbor contained at the beginning of this Earnings Package, and reflect our views of current and future market conditions. Our actual results will be affected by known and unknown risks, trends, uncertainties and other factors, some of which are beyond our control or ability to predict. Although we believe that the assumptions underlying the guidance are reasonable, they are not guarantees of future performance and some of them will inevitably prove to be incorrect.  As a result, our actual future results can be expected to differ from our expectations, and those differences could be material.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Definitions
Adjusted Funds From Operations (AFFO):  We calculate AFFO from FFO by (i) eliminating the impact on FFO of straight-line rent; amortization/accretion of acquired above/below market leases; loan costs such as amortization/accretion of loan premiums/discounts; amortization and hedge ineffectiveness of interest rate contracts; amortization/expense of loan costs; non-cash compensation expense, and (ii) subtracting recurring capital expenditures, tenant improvements and capitalized leasing expenses (including adjusting for the effect of such items attributable to our consolidated JVs and our unconsolidated Fund, but not for noncontrolling interests included in our calculation of fully diluted equity). Recurring capital expenditures, tenant improvements and leasing expenses are those required to maintain current revenues once a property has been stabilized, generally excluding those for acquired buildings being stabilized, newly developed space and upgrades to improve revenues or operating expenses or significantly change the use of the space, as well as those resulting from casualty damage or bringing the property into compliance with governmental requirements. We report AFFO because it is a widely reported measure of the performance of equity Real Estate Investments Trusts (REITs), and is also used by some investors to compare our performance with other REITs.  However, the National Association of Real Estate Investment Trusts (NAREIT) has not defined AFFO, and other REITs may use different methodologies for calculating AFFO, and accordingly, our AFFO may not be comparable to the AFFO of other REITs. AFFO is a non-GAAP financial measure for which we believe that net income (loss) is the most directly comparable GAAP financial measure. AFFO should be considered only as a supplement to net income (loss) as a measure of our performance and should not be used as a measure of our liquidity or cash flow, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends.
AFFO Payout Ratio: Represents dividends announced divided by the AFFO for that period. We report AFFO Payout Ratio because it is a widely reported measure of the performance of equity REITs, and is also used by some investors to compare our performance with other REITs.
Annualized Rent:  Represents annualized cash base rent (i.e. excludes tenant reimbursements, parking and other revenue) before abatement under leases commenced as of the reporting date and expiring after the reporting date (does not include 675,771 square feet with respect to signed leases not yet commenced at September 30, 2026).  For our triple net office properties, annualized rent is calculated for triple net leases by adding expense reimbursements and estimates of normal building expenses paid by tenants to base rent. Annualized Rent does not include lost rent recovered from insurance and rent for building management use. Annualized Rent includes rent for our corporate headquarters in Santa Monica. We report Annualized Rent because it is a widely reported measure of the performance of equity REITs, and is used by some investors as a means to determine tenant demand and to compare our performance and value with other REITs. We use Annualized Rent to manage and monitor the performance of our office and multifamily portfolios.

Average Office Occupancy: Calculated by averaging the Occupancy Rates on the last day of the current and prior quarter and, for reporting periods longer than a quarter, by averaging the Occupancy Rates for all the quarters in the respective reported period.
Consolidated Net Debt: Represents our consolidated debt, (i) excluding the impact of unamortized loan premiums and deferred loan costs which do not require cash settlement, (ii) less cash and cash equivalents including loan collateral deposited with lenders available to reduce the debt obligation. Consolidated Net Debt is a non-GAAP financial measure for which we believe that consolidated debt is the most directly comparable GAAP financial measure. We report Consolidated Net Debt because some investors use it to evaluate and compare our leverage and financial position with that of other REITs. A limitation associated with using Consolidated Net Debt is that it subtracts cash and cash equivalents and loan collateral deposited with lenders and may therefore imply that there is less debt than the most comparable GAAP financial measure indicates.
Development Portfolio: Includes the following properties undergoing development activities: (1) a residential property with 712 apartments in Los Angeles which we removed from the residential rental market following a fire in January 2020 and (2) a 247,468 square foot office building in Westwood with an adjoining residential development site that we acquired in January 2025 where we plan to develop up to 323 apartment units.
Equity Capitalization: Represents our Fully Diluted Shares multiplied by the closing price of our common stock on the New York Stock Exchange as of September 30, 2026.
Fully Diluted Shares:  Calculated according to the treasury stock method, based on our diluted outstanding stock and units in our Operating Partnership.
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Definitions
Funds From Operations (FFO):  We calculate FFO in accordance with the standards established by NAREIT by excluding gains (or losses) on sales of investments in real estate, gains (or losses) from changes in control of investments in real estate, real estate depreciation and amortization (other than amortization of right-of-use assets for which we are the lessee and amortization of deferred loan costs), impairment write-downs of real estate and impairment write-downs of our investment in our unconsolidated Fund from our net income (loss) (including adjusting for the effect of such items attributable to our consolidated JVs and our unconsolidated Fund, but not for noncontrolling interests included in our calculation of fully diluted equity). We report FFO because it is a widely reported measure of the performance of equity REITs, and is also used by some investors to identify the impact of trends in occupancy rates, rental rates and operating costs from year to year, excluding impacts from changes in the value of our real estate, and to compare our performance with other REITs. FFO is a non-GAAP financial measure for which we believe that net income (loss) is the most directly comparable GAAP financial measure. FFO has limitations as a measure of our performance because it excludes depreciation and amortization of real estate, and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures, tenant improvements and leasing expenses necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations. FFO should be considered only as a supplement to net income (loss) as a measure of our performance and should not be used as a measure of our liquidity or cash flow, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. Other REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to the FFO of other REITs.
GAAP: Refers to accounting principles generally accepted in the United States.
In-Service Portfolio: Represents our Total Portfolio excluding our Development Portfolio.
Joint Ventures (JVs): At September 30, 2026, we owned a weighted average interest of approximately 45% based on square footage in seven consolidated JVs. The JVs owned twenty-three office properties totaling 4.8 million square feet and three residential properties with 793 apartments.
Lease Transaction Costs: Represents the weighted average of tenant improvements and leasing commissions for leases signed by us during the quarter, excluding leases substantially negotiated by the seller in the case of acquired properties and leases for tenants relocated from space being taken out of service. We report Lease Transaction Costs because it is a widely reported measure of the performance of equity REITs, and is used by some investors to determine our cash needs and to compare our performance with other REITs. We use Lease Transaction Costs to manage and monitor the performance of our office and multifamily portfolios.
Leased Rate: The percentage leased for our In-Service Portfolio as of September 30, 2026. Management space is considered leased. Space taken out of service during a repositioning or which is vacant as a result of a fire or other damage is excluded from both the numerator and denominator for calculating the Leased Rate. For newly developed buildings going through lease up, units are included in both the numerator and denominator as they are leased. We report Leased Rates because it is a widely reported measure of the performance of equity REITs, and is also used by some investors as a means to determine tenant demand and to compare our performance with other REITs. We use Leased Rate to manage and monitor the performance of our office and multifamily portfolios.
Net Absorption: Represents the change in Leased Rate between the last day of the current and prior quarter for our In-Service Portfolio. Except for buildings acquired in the very early part of the current quarter where we were involved in leasing pre-closing (which we include as though they were acquired on the last day of the prior quarter), we exclude properties acquired or sold during the current quarter. The calculation excludes the impact of building remeasurement. We report Net Absorption because it is a widely reported measure of the performance of equity REITs, and is used by some investors as a means to determine tenant demand and to compare our performance with other REITs. We use Net Absorption to manage and monitor the performance of our office portfolio.
Net Income (Loss) Per Common Share - Diluted: We calculate Net Income (Loss) Per Common Share - Diluted in accordance with GAAP by dividing the net income (loss) attributable to common stockholders for the period by the weighted average number of common shares and dilutive instruments outstanding during the period using the treasury stock method. We account for unvested Long Term Incentive Plan Unit awards that contain non-forfeitable rights to dividends as participating securities and include these securities in the computation using the two-class method.

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Definitions
Net Operating Income (NOI):  We calculate NOI as revenue less operating expenses attributable to the properties that we own and operate. We present two forms of NOI:
•NOI: is calculated by excluding the following from our net income (loss): general and administrative expenses, depreciation and amortization expense, other income, other expenses, income (loss) from unconsolidated Fund, interest expense, gains (losses) on sales of investments in real estate, gain from consolidation of JV and net income (loss) attributable to noncontrolling interests.
•Cash NOI: is calculated by excluding from NOI our straight-line rent and the amortization/accretion of acquired above/below market leases.
We report NOI because it is a widely recognized measure of the performance of equity REITs, and is used by some investors to identify trends in occupancy rates, rental rates and operating costs and to compare our operating performance with that of other REITs.  NOI is a non-GAAP financial measure for which we believe that net income (loss) is the most directly comparable GAAP financial measure.  NOI has limitations as a measure of our performance because it excludes depreciation and amortization expense, and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures, tenant improvements and leasing expenses necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations. NOI should be considered only as a supplement to net income (loss) as a measure of our performance and should not be used as a measure of our liquidity or cash flow, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. Other REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to the NOI of other REITs.
Occupancy Rate:  We calculate Occupancy Rate from the Leased Rate for our In-Service Portfolio by excluding signed leases not yet commenced. We report Occupancy Rate because it is a widely reported measure of the performance of equity REITs, and is also used by some investors as a means to determine tenant demand and to compare our performance with other REITs. We use Occupancy Rate to manage and monitor the performance of our office and multifamily portfolios.
Operating Partnership: Douglas Emmett Properties, LP.
Our Share: Our Share is calculated by multiplying the amount of debt or cash, as applicable, for each of our subsidiaries by our share of that subsidiary’s equity. For example, we calculate Our Share of Net Debt by: (i) multiplying the principal balance of our consolidated loans by our equity interest in the relevant borrower, (ii) subtracting the product of cash and cash equivalents multiplied by our equity interest in the entity that owns the cash or cash equivalents, and (iii) subtracting the product of loan collateral deposited with lenders multiplied by our equity interest in the entity that deposited the collateral with the lender. We subtract cash and cash equivalents and loan collateral deposited with lenders because they could be used to reduce the debt obligations, and do not add (deduct) unamortized loan premium (discount) or subtract unamortized deferred loan costs because they do not require cash settlement. Reporting Our Share of cash or debt is a non-GAAP financial measure for which we believe that consolidated metric is the most directly comparable GAAP financial measure. We report Our Share of these items because some investors use it to evaluate and compare our financial position with that of other REITs.
Pro Forma Enterprise Value: We calculate Pro Forma Enterprise Value by adding our Equity Capitalization to Our Share of Net Debt. Pro Forma Enterprise Value is a non-GAAP financial measure for which we believe that consolidated total equity and liabilities is the most directly comparable GAAP financial measure. We report Pro Forma Enterprise Value because some investors use it to evaluate and compare our financial position with that of other REITs.
Recurring Capital Expenditures:  Building improvements required to maintain revenues once a property has been stabilized, and excludes capital expenditures for (i) acquired buildings being stabilized, (ii) newly developed space, (iii) upgrades to improve revenues or operating expenses or significantly change the use of the space, (iv) casualty damage and (v) bringing the property into compliance with governmental or lender requirements. We report Recurring Capital Expenditures because it is a widely reported measure of the performance of equity REITs, and is used by some investors as a means to determine our cash flow requirements and to compare our performance with other REITs. We use Recurring Capital Expenditures to manage and monitor the performance of our office and multifamily portfolios.
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Definitions
Rental Rate: We report Rental Rate because it is a widely reported measure of the performance of equity REITs, and is used by some investors to compare our performance with other REITs. We use Rental Rate to manage and monitor the performance of our office and multifamily portfolios. We present two forms of Rental Rates:
•Cash Rental Rate: is calculated by dividing the rent paid on the measurement date by the Rentable Square Feet.
•Straight-Line Rental Rate: is calculated by dividing the average rent over the lease term by the Rentable Square Feet.
Rentable Square Feet:  Based on the Building Owners and Managers Association (BOMA) measurement.  At September 30, 2026, total consists of 14,472,127 leased square feet (including 675,771 square feet with respect to signed leases not commenced), 3,578,876 available square feet, 123,520 building management use square feet and 74,937 square feet of BOMA adjustment on leased space. We report Rentable Square Feet because it is a widely reported measure of the performance and value of equity REITs, and is also used by some investors to compare our performance and value with other REITs. We use Rentable Square Feet to manage and monitor the performance of our office portfolio.
Same Property NOI:  To facilitate a comparison of NOI between reported periods, we report NOI for a subset of our properties referred to as our “same properties,” which are properties that have been owned and operated by us during both periods being compared.  We exclude from our same property subset properties that during the comparable periods were: (i) acquired, (ii) sold, held for sale, contributed or otherwise removed from our consolidated financial statements, or (iii) that underwent a major repositioning project, were impacted by development activity, or suffered significant casualty loss that we believed significantly affected the properties' operating results. We also exclude rent received from ground leases. Our Same Property NOI is not adjusted for noncontrolling interests in properties which are not wholly owned.
Our same properties for 2026 include all of our In-Service Portfolio properties, other than (1) a 456,205 square foot single tenant office property in Los Angeles that we commenced converting to multi-tenant after the tenant's lease expired in 2024 and (2) five office properties totaling 246,443 square feet that we acquired in the second quarter of 2026.
We report Same Property NOI because it is a widely reported measure of the performance and value of equity REITs, and it is used by some investors to: (i) analyze our operating results excluding the impact of properties not being operated on a consistent basis, and (ii) to compare our performance and value with other REITs. We use Same Property NOI to manage and monitor the performance of our office portfolio.
Short-Term Leases:  Represents leases that expired on or before the reporting date or had a term of less than one year, including hold over tenancies, month to month leases and other short term occupancies.
Total Portfolio: At September 30, 2026, our Total Portfolio included all of our consolidated properties. Our consolidated properties include twenty-three office properties totaling 4.8 million square feet and three residential properties with 793 apartments which are owned through seven consolidated JVs in which we own a weighted average interest of approximately 45% based on square footage.
"We" and "our" refers to Douglas Emmett, Inc., our Operating Partnership and its subsidiaries, and our consolidated JVs.
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